Exhibit 10.1

Certain identified information (as indicated by “[***]”) has been excluded from the exhibit because it both (i) is not material and (ii) is the type that the company treats as private or confidential.

Global Amendment to the Contract Manufacturing Agreement and Exclusive Distribution Agreement

This Global Amendment to the Contract Manufacturing Agreement and Exclusive Distribution Agreement (this “Amendment”), is effective as of August 5, 2026 (the “Effective Date”), and concurrently amends the Contract Manufacturing Agreement with an Effective Date of March 17, 2025 (the “Manufacturing Agreement”) and the Exclusive Distribution Agreement with an Effective Date of January 10, 2024, subsequently amended on April 30, 2024 and March 17, 2025 (the “Distribution Agreement”, and, together with the Manufacturing Agreement, the “Existing Agreements”), each by and between AVITA Medical Americas, LLC (“AVITA Medical”, or under the Manufacturing Agreement, the “Seller”, and under the Distribution Agreement, the “Distributor”) and Stedical Scientific, Inc. (“Stedical”, or under the Manufacturing Agreement the “Buyer”, and under the Distribution Agreement, the “Seller”). AVITA Medical and Stedical are referred to herein individually as “Party”, or collectively as “Parties.”

All capitalized terms used herein and not otherwise defined shall have the definitions ascribed to them in the Existing Agreements.

WHEREAS, the Parties acknowledge that the Existing Agreements are contingent on one another and intended to be read together and;

WHEREAS, the Parties now desire to amend the terms of the Existing Agreements through this Amendment to better align with their ongoing needs.

NOW, THEREFORE, in consideration of the mutual covenants contained below, the Parties agree to amend the Existing Agreements as follows:

Amendments to the Manufacturing Agreement (wherein Stedical is referred to as “Buyer” and AVITA Medical is referred to as “Seller”)

1.
In the fourth “WHEREAS” clause, the words “and to certain purchasers within the Territory” are inserted after the word “Territory”.
2.
In Section 1 (“Definitions”), the following definitions are inserted in their appropriate alphabetical order:

“Alternative Markets” means the locations and sites of service in the Territory as described in Schedule D.

“Alternative Market Goods” means Goods manufactured and intended for sale only in Alternative Markets.

“OUS Goods” means Goods manufactured and intended for sale only outside the Territory.

3.
Section 2 is deleted in its entirety and replaced with the following:

2. Manufacturer Appointment. Buyer appoints Seller as its exclusive authorized manufacturer of the Goods in the Territory solely with respect to Goods sold to the Distributor Accounts or within the Acute Care Segment, and Seller Accepts such appointment.

4.
The following is appended to Section 4:

Notwithstanding anything to the contrary in this Section 4, the Buyer IP License is exclusive within the Territory solely with respect to Goods sold to the Distributor Accounts or within the Acute Care Segment, and is non-exclusive with respect to all other Goods. Nothing in this Section 4 limits Buyer's right to use, or to license a contract manufacturer located in the Territory to use, Buyer's Intellectual Property Rights to manufacture such other Goods.

5.
The following Section 6.3 is added immediately following Section 6.2:

6.3 Authorized Sale Locations and Reporting. Buyer shall only sell Alternative Market Goods in Alternative Markets and shall only sell OUS Goods outside the Territory. In the first quarter after Buyer’s first sale of (i) Goods within the Acute Care Segment or (ii) Alternative Market Goods that are manufactured by Seller, and quarterly thereafter, Buyer shall submit to Seller a report in the form prescribed in Schedule E.

6.
Section 9.1 is deleted in its entirety and replaced with the following:

9.1 Price. Buyer shall purchase Goods at the prices specified below:

(a) For Alternative Market Goods, Buyer may purchase such Goods at Seller’s cost to manufacture the Goods (“Seller’s Cost”) plus an additional 10% manufacturing charge and, if applicable, any cost to modify the label of Goods for sale in Alternative Markets. An estimate of Seller’s Cost is attached as Schedule B. For any Goods not listed in Schedule B as of the Effective Date, Seller shall use commercially reasonable efforts to provide an updated Schedule B covering all Goods under this Agreement. Seller shall promptly provide a revised Schedule B upon any material change to Seller's Cost. For Goods sold in the Acute Care Segment, Buyer shall purchase such Goods at the same price, excluding any label modification cost.

(b) For OUS Goods, Buyer shall purchase such Goods at the pricing described in Schedule F.

7.
Section 10.4(b) is deleted in its entirety and replaced with the following:

(b) if Buyer sells or attempts to sell Goods, including Legacy Goods and OUS Goods, in the Territory, except for the sale of Alternative Market Goods in Alternative Markets or Goods manufactured by Seller sold within the Acute Care Segment;

8.
Section 11.1(a) is deleted in its entirety and replaced with the following:

(a) Sell, distribute, or otherwise attempt to commercialize Goods in the Territory, including Legacy Goods and OUS Goods, except for the sale of Alternative Market Goods in Alternative Markets or Goods manufactured by Seller sold within the Acute Care Segment;

9.
The following is appended to Section 18:

The Tooling listed in Schedule C is owned by Buyer ("Buyer Tooling") and has been delivered to and accepted by Seller in satisfactory condition. Seller shall, at its sole cost, maintain, service, and repair the Buyer Tooling and keep it in good working order, contacting the original equipment manufacturers or authorized service providers directly. Seller shall promptly notify Buyer in writing of any malfunction and the corrective action taken. Buyer has no obligation to inspect, service, repair, or fund maintenance of the Buyer Tooling.

After August 1, 2026, any deliveries of Buyer-owned tooling to Seller for the purposes of manufacturing the Product shall be subject to a thirty-day inspection period by Seller. To the extent the Buyer-owned tooling fails to perform its intended purpose or fails to pass Seller qualification and inspection, Buyer shall, at its sole cost and expense, repair or replace such tooling.

Once delivered to and accepted by Seller, Buyer has no right to remove Buyer-owned tooling from Seller’s facility, or otherwise interfere with Seller’s use of Buyer-owned tooling, unless agreed to by the Parties in writing. Provided, however, that in the event Seller ceases manufacturing the Goods, Buyer shall be entitled to retrieve the Buyer-owned tooling from Seller’s facility at a time and in a manner reasonably agreeable to both Parties.

10.
Schedules A, B, and C are deleted and replaced in their entirety with Schedules A, B, and C to this Amendment.
11.
Schedule D (“Alternative Markets”) to this Amendment is added as Schedule D to the Manufacturing Agreement.
12.
Schedule E (“Form of Alternative and Acute Markets Report”) to this Amendment is added as Schedule E to the Manufacturing Agreement.
13.
Schedule F (“OUS Goods Pricing Terms”) to this Amendment is added as Schedule F to the Manufacturing Agreement.
14.
Schedule G (“Distributor Accounts”) to this Amendment is added as Schedule G to the Manufacturing Agreement.
15.
To the extent any terms of the Manufacturing Agreement conflict with the terms herein, this Amendment shall govern. All other terms and conditions of the Manufacturing Agreement will remain unchanged and in full force and effect.

Amendments to the Distribution Agreement (wherein Stedical is referred to as “Seller” and AVITA Medical is referred to as “Distributor”)

1.
The third “WHEREAS” clause is deleted in its entirety and replaced with the following:

WHEREAS, Seller desires to appoint Distributor as a distributor of the Products to customers located in the Territory and Distributor desires to accept such appointment, subject to the terms and conditions of this Agreement;

2.
Section 1.1 is deleted in its entirety and replaced with the following:

1.1 Distributor Appointment. Seller appoints Distributor as its distributor of the Products within the Territory during the Term as follows: (a) on an exclusive basis for the accounts listed on Schedule G (the "Distributor Accounts"); and (b) on a non-exclusive basis for inpatient hospital sites of service in the Territory that are not Distributor Accounts (the “Acute Care Segment”).

3.
The Following Section 1.5 is added immediately following Section 1.4:

1.5 Customer and Operations Support Meetings. At least quarterly, the Parties shall meet to discuss plans regarding any changes or potential changes in manufacturers, distributors, customers, and potential customers to ensure efficient operation of both Parties’ businesses.

4.
The Following Section 1.6 is added immediately following Section 1.5:

1.6 Territory Expansion. Upon the effective date of the Global Amendment to the Contract Manufacturing Agreement and Exclusive Distribution Agreement between the Parties, Distributor shall have the option to expand the definition of the Territory to include all or portion of the EU, the UK, or Australia as further detailed below:

(a) Upon Distributor’s presentation to Seller of a bona fide written plan for commercialization and regulatory approval that addresses, at a minimum, the commercialization strategy and minimum performance commitments in a designated geography or geographies (an “Expansion Plan”), the definition of Territory in the Agreement and the Manufacturing Agreement shall be deemed to be revised to include the geographies identified in the Expansion Plan. The details of the Expansion Plan shall be subject to reasonable negotiation by the Parties, but the presentation of the Expansion Plan shall effect the expansion of the definition of the Territory to include the designated geographies unless and until agreed to otherwise by the Parties in writing.

(b) For any such geography if, prior to any presentation of an Expansion Plan by Distributor, Seller receives a bona fide written offer from a third party to obtain exclusive distribution rights for the Products in that geography, Seller shall deliver a copy of such offer to Distributor. Distributor shall have forty-five (45) days from receipt of such offer to notify Seller in writing that it agrees to match all material terms and conditions of such offer (including, without limitation, revenue sharing and minimum performance commitments) (an “Acceptance Notice”). If Distributor does not deliver an Acceptance Notice (or if an Acceptance Notice later becomes null and void in accordance with Section 1.5(c) below), then Seller is free to pursue distribution of the Products in those geographies with such third party, and Distributor may not pursue distribution of the Products in those geographies.

(c) Upon delivery of the Acceptance Notice, the Parties shall have sixty (60) days to exclusively negotiate in good faith and enter into a definitive agreement (or an amendment to this Agreement) governing distribution of the Product in the relevant geographies in accordance with the material terms of the third-party offer. Failure to enter into such an agreement or amendment within sixty (60) days of delivery of the Acceptance Notice shall cause the Acceptance Notice to become null and void.

(d) Distributor shall pay an Expansion Option Fee of $500,000 (the “Expansion Option Fee”), which shall become payable on the effective date of the Global Amendment to the Contract Manufacturing Agreement and Exclusive Distribution Agreement between the Parties and shall be paid by Distributor no later than January 15, 2027.

(e) For each geography added to the Territory under this Section 1.5, Distributor shall achieve annual net sales of the Products in that geography of at least the following, beginning with the first full calendar year after that geography is added: European Union — $[***]; United Kingdom — $[***]; Australia — $[***]. If Distributor fails to meet this minimum in any calendar year, Seller may, on written notice, remove that geography from the Territory, and it reverts to Seller. The Expansion Option Fee is non-refundable in all events.

5.
The Parties agree to irrevocably waive any rights and obligations existing or accruing under Section 4.4 of the Distribution Agreement as of the Effective Date of this Amendment and, to effect such waiver, Section 4 is deleted in its entirety and replaced with the following:

4. Revenue Sharing Arrangement; Milestone Payment Opportunities; Growth Minimums

4.1
Revenue Sharing. In exchange for the Buyer IP License granted in the Manufacturing Agreement, Distributor shall pay to Seller the following amounts for all Products sold under this Agreement beginning July 1, 2026 (such payments, “Revenue Sharing Payments”):
(a)
for Products sold in sheet form, thirty-three percent (33%) of the ASP for such Products, and
(b)
for Products sold in glove form, twenty percent (20%) of the ASP of such Products.

4.2 Gross Margin Participation. In addition to the Revenue Sharing Payment amounts set forth in Section 4.1 above, Distributor shall pay to Seller the following amounts on the terms and conditions described below (such payments, “Gross Margin Payments”):

(a)
For the purposes of this section, “Gross Margin” shall mean the difference between the revenue a Product generates and the fully loaded cost of goods sold for that Product,

including Distributor’s calculated overhead.
(b)
for Products sold in sheet form, in the event Distributor achieves a Gross Margin on such Products in excess of fifty percent (50%), Distributor shall make a payment to Seller equal to fifty percent (50%) of that excess, and
(c)
for Products sold in glove form, in the event Distributor achieves a Gross Margin on such Products in excess of thirty-five percent (35%), Distributor shall make a payment to Seller equal to fifty percent (50%) of that excess.

4.3 Payment Terms. Distributor shall pay all amounts due to Seller on a monthly basis. Distributor shall make all payments in USD by wire transfer or automated clearing house. On a quarterly basis, the Parties shall calculate any variance in ASP or gross margin and make true-up payments or adjustments if necessary.

4.4 Growth Minimums. Beginning in 2026, the combined Revenue Sharing Payments and Gross Margin Payments (and, in the case of 2026 only, revenue sharing payments arising from Distributor sales prior to July 1, 2026) paid by Distributor to Seller in each calendar year shall be not less than the following (each, a “Growth Minimum”).

Growth Minimums
2026	$1,000,000
2027	$1,200,000
2028	$1,440,000
2029	$1,728,000
2030	$2,073,600

In the event that Distributor’s payments to Seller under this Agreement are less than the Growth Minimum amount in a given year, Distributor shall make a shortfall payment to Seller equal to the difference between the Growth Minimum amount for that year and the total of Revenue Sharing Payments and Gross Margin Payments paid or payable in that same year. Such payment shall be made by no later than the last business day of the first quarter in the next calendar year, upon completion of an annual true-up calculation. No later than June 1, 2030, the Parties shall negotiate Growth Minimums for the remainder of the Term and amend the Agreement to reflect such Growth Minimums.

4.5 Milestone Payment Opportunities. During the Term and any Renewal Term, Seller will have the opportunity to earn certain performance-based payments (each a “Milestone Payment”) on following terms and conditions:

(a) If Distributor achieves total sales of the Products in the Territory greater than $45,000,000, then Distributor shall pay to Seller a milestone payment of $1,000,000 (equal to 2% of the first $45,000,000 in gross sales of the Products) within ninety days of the end of the month in which the achievement is accomplished.

(b) If Distributor achieves total sales of the Products in the Territory greater than $90,000,000, then Distributor shall pay to Seller a milestone payment of $1,500,000 (equal to 3% of the second $45,000,000 in gross sales of the Product) within ninety days of the end of the month in which the achievement is accomplished.

4.6 Commercial Audit Rights. Seller shall have the right, at its expense, to verify Distributor’s calculations of Product sales, ASP, gross margin, and related calculations through an independent accountant at reasonable intervals, not to exceed twice per calendar year, at times and places reasonably agreeable to both Parties.

6.
To the extent any terms of the Distribution Agreement conflict with the terms herein, this Amendment shall govern. All other terms and conditions of the Distribution Agreement will remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized officers as of the Effective Date.

AVITA Medical Americas, LLC	Stedical Scientific, Inc.
By: /s/ Cary G. Vance	By: /s/ Lin Sun
Name: Cary G. Vance	Name: Lin Sun
Title: CEO	Title: Chairman
Date: 08/05/2026	Date: 08/05/2026

Schedule A

Goods

Product	UOM	QTY
PermeaDerm® C - 2.5” x 2.5“	CT	10
PermeaDerm C - 2.5” x 5“	CT	10
PermeaDerm C - 5" x 5"	CT	10
PermeaDerm B - 5" x 10"	CT	8
PermeaDerm B - 10" x 15"	CT	3
PermeaDerm B - 15" x 30"	CT	1
PermeaDerm B - 5.5cm x 5.5cm	CT	10
PermeaDerm B - 10cm x 10cm	CT	10
PermeaDerm B - 12.5cm x 20cm	CT	8
PermeaDerm Glove S	CT	2
PermeaDerm Glove M	CT	2
PermeaDerm Glove L	CT	2
PermeaDerm Glove XL	CT	2
PermeaDerm Glove XXL	CT	2

SCHEDULE B

Seller’s Cost

Description	Seller’s Cost per carton	10% manufacturing fee
PermeaDerm C, 2.5”x5”	$[***]	$[***]
PermeaDerm C, 5”x5”	$[***]	$[***]
PermeaDerm C, 2.5”x2.5”	$[***]	$[***]
PermeaDerm B, 5” x 10"	$[***]	$[***]
PermeaDerm B, 10” x 15”	$[***]	$[***]
PermeaDerm B, 15” x 30”	$[***]	$[***]
PermeaDerm B, 5.5cm x 5.5cm	$[***]	$[***]
PermeaDerm B, 10cm x 10cm	$[***]	$[***]
PermeaDerm B, 12.5cm x 20cm	$[***]	$[***]
PermeaDerm G, S	$[***]	$[***]
PermeaDerm G, M	$[***]	$[***]
PermeaDerm G, L	$[***]	$[***]
PermeaDerm G, XL	$[***]	$[***]
PermeaDerm G, XXL	$[***]	$[***]

SCHEDULE C

Buyer-Owned Tooling

Equipment	Qty
Large BioDot	1
Size B slitter	1
Size C slitter	1
Tools	Qty
Leveling Tool	2
Layering Frames	34
Die Cut Tool SM	1
Die Cut Tool M	1
Die Cut Tool L	1
Die Cut Tool XL	1
Die Cut Tool XXL	1

SCHEDULE D

Alternative Markets

"Alternative Markets" means all accounts, channels, and sites of service in the Territory other than (i) the Distributor Accounts and (ii) the Acute Care Segment.

SCHEDULE E

Form of Alternative and Acute Markets Report

Quarterly Alternative and Acute Market Goods Purchase and Sale Report
Q__ 20___
	Month 1	Month 2	Month 3
Alternative Market Goods Purchased from Selller
Alternative Market Goods Sold
Goods Purchased from Seller for Sale in Acute Care Segment
Goods Sold in Acute Care Segment

Attested To:

By:___________________

Name:________________

Stedical Scientific, Inc.

SCHEDULE F

OUS Goods Pricing Terms

Until Buyer purchases one-thousand six hundred (1,600) cartons of OUS Goods, or until December 31, 2027, whichever comes first, Buyer shall pay $200 per carton of Goods for OUS Goods, plus an additional ten percent (10%) manufacturing charge.

For OUS Goods Buyer intends to purchase in excess of one-thousand six hundred (1,600) cartons (or after December 31, 2027), Buyer and Seller shall separately negotiate the purchase price for such OUS Goods and amend this Schedule F to reflect such price.

Schedule G

Distributor Accounts

Acct Name	City	State	Facility

[***]